Exhibit 10.11

BANK OF AMERICA, N.A. BANC OF AMERICA BRIDGE LLC BANC OF AMERICA SECURITIES LLC 9 West 57th Street New York, NY 10019	CREDIT SUISSE CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Avenue New York, NY 10010
GOLDMAN SACHS CREDIT PARTNERS L.P. 85 Broad Street New York, New York 10004	LEHMAN BROTHERS INC. LEHMAN BROTHERS COMMERCIAL BANK LEHMAN COMMERCIAL PAPER INC. 745 Seventh Avenue New York, New York 10019

CONFIDENTIAL

June 22, 2007

KHI Merger Sub Inc.
c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street, Suite 4200

New York, NY 10019

Attention: Brian Carroll

Project Harmony
Amended and Restated Commitment Letter

Ladies and Gentlemen:

                This Amended and Restated Commitment Letter amends and restates in its entirety the Commitment Letter, dated as of April 26, 2007 (the “Original Letter”) by and among Newco (as defined below) and the Agents (as defined below) and supersedes it in all respects.

You have advised us that a newly created entity (“Newco” or “you”), formed at the direction of the Sponsor, intends to acquire (the “Acquisition”) the company previously identified to us in connection herewith (the “Company”).  You have further advised each of Bank of America, N.A. (“Bank of America”), Banc of America Bridge LLC (“Banc of America Bridge”), Banc of America Securities LLC (“BAS”), Credit Suisse (“CS”), Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their collective affiliates, “Credit Suisse”), Goldman Sachs Credit Partners L.P. (“GSCP”), Lehman Commercial Paper Inc. and/or Lehman Brothers Commercial Bank or an affiliate of either thereof (collectively, the “Lehman Lenders”) and Lehman Brothers Inc. (“LBI” and, together with the Lehman Lenders, “Lehman”) (collectively, the “Agents”, “we” or “us”) and Bayerische Hypo- und Vereinsbank AG, New York Branch (“HVB”; together with the Agents, the “Commitment Parties”) that, in connection with the foregoing, you intend to consummate the other Transactions described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”).

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transaction Description and the Summaries of Principal Terms and Conditions attached hereto as Exhibits B, C and D (the “Term Sheets”; this commitment letter, the Transaction Description, the Term Sheets and the Summary of Additional Conditions attached hereto as Exhibit E, collectively, the “Commitment Letter”).

In connection with the foregoing, (a) each of Bank of America, Credit Suisse, GSCP, HVB and Lehman Lenders is pleased to advise you of its commitment to provide 24.910%, 19.740%, 27.260%, 6.000% and 22.090%, respectively, of each of the Senior Secured Facilities, and (b) each of Banc of America Bridge, Credit Suisse, GSCP, HVB and Lehman Lenders is pleased to advise you of its commitment to, severally and not jointly, provide 24.910%, 19.740%, 27.260%, 6.000% and 22.090%, respectively, of the Bridge Facilities, in each case subject only to the conditions set forth in the second sentence of the ninth paragraph of this Commitment Letter, in the section entitled “Conditions to All Borrowings” in Exhibit B hereto and in Exhibit E hereto (the foregoing facilities being referred to as the “Facilities”).  You have further advised Bank of America, Banc of America Bridge, Credit Suisse, GSCP, HVB and Lehman Lenders that, in connection therewith, it is intended that the financing for the Transactions will include (a) the senior secured credit facilities (the “Senior Secured Facilities”) described in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Senior Secured Facilities Term Sheet”), in an aggregate principal amount of up to $3,450 million, comprised of a $2,900 million senior secured term loan facility and a $550 million senior secured revolving credit facility, (b) at your option, either (i) up to $1,160 million in aggregate principal amount of senior unsecured notes (the “Senior Unsecured Notes”) in a Rule 144A private placement or (ii) if the Senior Unsecured Notes are not issued on or prior to the Closing Date (as defined below), up to $1,160 million of senior unsecured increasing rate loans (the “Senior Unsecured Bridge Loans”) under the senior unsecured credit facility (the “Senior Unsecured Bridge Facility”) described in the Summary of Principal Terms and Conditions attached hereto as Exhibit C (the “Senior Unsecured Bridge Term Sheet”) and (c) at your option, either (i) up to $580 million in aggregate principal amount of senior subordinated notes (the “Senior Subordinated Notes”; and together with the Senior Unsecured Notes, the “Notes”) in a Rule 144A private placement or (ii) if the Senior Subordinated Notes are not issued on or prior to the Closing Date, up to $580 million of senior subordinated increasing rate loans (the “Senior Subordinated Bridge Loans”; and together with the Senior Unsecured Bridge Loans, the “Bridge Loans”) under the senior subordinated credit facility (the “Senior Subordinated Bridge Facility”; and together with the Senior Unsecured Bridge Facility, the “Bridge Facilities”) described in the Summary of Principal Terms and Conditions attached hereto as Exhibit D (the “Senior Subordinated Bridge Term Sheet” and, together with the Senior Secured Facilities Term Sheet and the Senior Unsecured Bridge Term Sheet, the “Term Sheets”).  The Senior Secured Facilities and the Bridge Facilities are collectively referred to herein as the “Facilities”.

At your option, up to 60% of the aggregate amount of the Facilities and the Notes may be denominated in euros and, all or a portion of any such euro-denominated tranche may be borrowed or issued by a foreign subsidiary of the Borrower organized in Germany or another jurisdiction reasonably acceptable to the Commitment Parties. Euro-denominated borrowings may be allocated across the Facilities and the Notes in a manner determined by you in consultation with the Lead Arrangers (as defined below) (it is understood that, to the extent any foreign subsidiary  borrows or issues any such indebtedness, to the extent the context requires, such subsidiary shall also be considered a “Borrower” hereunder).

It is agreed that each of BAS, CS Securities, GSCP and LBI will act as a joint lead arranger, joint bookrunner and co-documentation agent for each of the Facilities (in such capacity, each, a “Lead Arranger” and, collectively, the “Lead Arrangers”) and that HVB will act as co-documentation agent for each of the Facilities.  It is further agreed that (a) in connection with the Confidential Information Memorandum and any other offering or marketing materials relating to the Senior Secured Facilities, Bank of America will appear “on the left”, and CS Securities will appear “on the right” and be immediately to the right of Bank of America and (b) in connection with any Confidential Information Memorandum or other offering or marketing materials relating to the Bridge Facilities, GSCP will appear “on the left”.  You may appoint additional agents, co-agents and up to two joint lead arrangers and joint bookrunners or confer other titles in respect of any Facility in a manner and with economics (not to exceed 20% in the aggregate with respect to any such Facility) determined by you in consultation with the Lead Arrangers (it being understood that, to the extent you appoint additional agents, co-agents, lead arrangers or bookrunners or confer other titles in respect of any Facility, the commitments of the Commitment Parties in respect of the relevant Facilities will be reduced ratably by the amount of the commitments of such appointed entities upon the execution by such financial institution of customary joinder documentation and, thereafter, each such financial institution shall constitute an “Agent” hereunder).  No compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below and other than in connection with any additional appointments referred to above) will be paid to any Lender in connection with the Facilities unless you and the Agents shall so agree.

The Lead Arrangers reserve the right, prior to or after the execution of definitive documentation for the Facilities, to syndicate all or a portion of the Commitment Parties’ commitments hereunder to a group of financial institutions (together with the Commitment Parties, the “Lenders”) identified by the Agents in consultation with you and reasonably acceptable to them and you (your consent not to be unreasonably withheld or delayed), and you agree to use commercially reasonable efforts to provide the Lead Arrangers with a period of at least 20 consecutive calendar days following the launch of the general syndication of the Senior Secured Facilities and immediately prior to the Closing Date to syndicate the Senior Secured Facilities; provided that, notwithstanding each Lead Arranger’s right to syndicate the Facilities and receive commitments with respect thereto, it is understood that any syndication of, or receipt of commitments in respect of, all or any portion of an Commitment Party’s commitments hereunder prior to the initial funding under the Senior Secured Facilities shall not be a condition to such Commitment Party’s commitments nor reduce such Commitment Party’s commitments hereunder with respect to any of the Facilities (provided, however, that, notwithstanding the foregoing, assignments of an Commitment Party’s commitments, which are effective simultaneously with the funding of such commitments by the assignee, shall be permitted) (the date of such initial funding under the Senior Secured Facilities, the “Closing Date”) and, unless you and we otherwise agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments, including all rights with respect to consents, modifications and amendments, until the Closing Date has occurred; provided that participations in respect of the Bridge Facilities shall be permitted with customary voting rights for participants so long as the participations thereof provide that, with respect to any actions where the participant has voting rights, the Agents retain the right, prior to the Closing Date, to terminate or buy the participation of any participant not consenting to the requested change.  Without limiting your obligations to assist with syndication efforts as set forth below, it is understood that the Commitment Parties’ commitments hereunder are not subject to syndication of the Facilities.  The Lead Arrangers intend to commence syndication efforts promptly upon the execution of this Commitment Letter and as part of their syndication efforts, it is their intent to have Lenders commit to the Facilities prior to the Closing Date (subject to the limitations set forth in the provisos to the preceding sentence).  You agree actively to assist the Lead Arrangers in completing a timely syndication that is reasonably satisfactory to them and you.  Such assistance shall include, without limitation, (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Sponsor and, to the extent practical and appropriate, the Company, (b) direct contact between senior management, representatives and advisors of you and the Sponsor, on the one hand, and the proposed Lenders, on the other hand (and your using commercially reasonable efforts to ensure contact between senior management, representatives and advisors of the Company, on the one hand, and the proposed Lenders, on the other hand), in all such cases at times mutually agreed upon, (c) your and the Sponsor’s assistance, and your using commercially reasonable efforts to cause the Company to assist, in the preparation of a customary Confidential Information Memorandum for the Facilities and other marketing materials to be used in connection with the syndications, (d) prior to the launch of the syndications, using your commercially reasonable efforts to procure a corporate credit rating and a corporate family rating in respect of each Borrower from Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), respectively, and ratings for each of the Facilities and the Notes from each of  S&P and Moody’s and (e) the hosting, with the Lead Arrangers, of one or more meetings of prospective Lenders at times mutually agreed upon.  Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter (as defined below), neither the commencement nor completion of the syndication of the Facilities, nor the obtaining of the ratings referenced above shall constitute a condition to the availability of the Facilities on the Closing Date or at any time thereafter.

The Lead Arrangers will, in consultation with you, manage all aspects of any syndication of the Facilities, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (which institutions shall be reasonably acceptable to you), the allocation of the commitments among the Lenders (subject to your rights of appointment as specified above) and the amount and distribution of fees among the Lenders.  To assist the Lead Arrangers in their syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause the Sponsor and the Company to provide) to the Agents all customary information with respect to you, the Company and each of your and its respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections (including financial estimates, forecasts and other forward-looking information, the “Projections”), as the Agents may reasonably request in connection with the structuring, arrangement and syndication of the Facilities.  You hereby represent and warrant that (a) to the best of your knowledge, all written information and written data other than the Projections and information of a general economic or general industry nature (the “Information”) that has been or will be made available to the Agents by or on behalf of you, the

Company, the Sponsor or any of your or their representatives, taken as a whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements thereto) and (b) the Projections that have been or will be made available to the Agents by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made and at the time the related Projections are made available to the Agents; it being understood that the Projections are as to future events and are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material.  You agree that if, at any time prior to the Closing Date, you become aware that any of the representations in the preceding sentence would be, to the best of your knowledge, incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will use commercially reasonable efforts to promptly supplement the Information and the Projections so that, to the best of your knowledge, such representations will be correct in all material respects under those circumstances.  In arranging and syndicating the Facilities, the Agents will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

You hereby acknowledge that (a) the Agents will make available Information and Projections to the proposed syndicate of Lenders by posting such Information and Projections on IntraLinks, SyndTrak Online or similar electronic means and (b) certain of the Lenders may be “public side” Lenders (i.e. Lenders that do not wish to receive material non-public information (within the meaning of the United States Federal Securities Laws) with respect to the Company, its subsidiaries or its securities) (each, a “Public Lender”).  If reasonably requested by the Agents you will use commercially reasonable efforts to assist us in preparing an additional version of the Confidential Information Memorandum to be used by Public Lenders.  It is understood that in connection with your assistance described above, authorization letters will be included in any Confidential Information Memorandum that authorize the distribution of the Confidential Information Memorandum to prospective Lenders, containing a representation to the Lead Arrangers that that the public-side version does not include material non-public information about the Company, its subsidiaries or its securities and exculpating you, the Sponsor, the Company and us with respect to any liability related to the use of the contents of the Confidential Information Memorandum or any related marketing material by the recipients thereof.  You agree that so long as you, the Company or any of your or their respective subsidiaries are the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or are actively contemplating issuing any such securities to use commercially reasonable efforts to identify that portion of the Information that may be distributed to the Public Lenders as “PUBLIC”.  You acknowledge and agree that the following documents may be distributed to Public Lenders (unless you notify us otherwise in writing (including by email) within a reasonable time prior to their intended distribution): (a) drafts and final definitive documentation with respect to the Facilities; (b) administrative materials prepared by the Agents for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda); and (c) notification of changes in the terms of the Facilities.

As consideration for the commitments of the Commitment Parties hereunder and their agreement to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in the Term Sheets and in the Amended and Restated Fee Letter dated the date hereof and delivered herewith with respect to the Facilities (the “Fee Letter”).  Once paid, such fees shall not be refundable under any circumstances, except as otherwise contemplated by the Fee Letter.

The commitments of the Commitment Parties hereunder and their agreement to perform the services described herein are subject to the conditions set forth on Exhibit E hereto.  In addition, the commitments of the Commitment Parties hereunder are subject to the execution and delivery of definitive documentation, closing certificates (including a solvency certificate from an authorized financial officer of the Borrower after giving effect to the Acquisition attesting to the solvency of such Borrower and its subsidiaries, taken as a whole, evidences of authority, charter documents, and officers’ incumbency certificates) and opinions with respect to the Facilities (the “Facilities Documentation”), in each case consistent with the Term Sheets and otherwise mutually agreed to be customary and appropriate for transactions of this type for affiliates of the Sponsor; provided that, notwithstanding anything in this Commitment Letter, the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations relating to you, the Borrower, the Company, their respective subsidiaries and their respective businesses the making of which shall be a condition to the availability of the Facilities on the Closing Date shall be (a) such of the representations made by the Company in the Purchase Agreement as are material to the interests of the Lenders (it being understood that the representation and warranty set forth in Section 3.01 (c) of the Purchase Agreement (including, for the avoidance of doubt, the defined terms referenced therein) is deemed to be material to the interests of the Lenders), but only to the extent that you have the right to terminate your obligations under the Purchase Agreement as a result of a breach of such representations in the Purchase Agreement and (b) the Specified Representations (as defined below) and (ii) the terms of the Facilities Documentation shall be in a form such that they do not impair availability of the Facilities on the Closing Date if the conditions set forth herein and in the Term Sheets are satisfied (it being understood that, to the extent any Collateral (as defined in Exhibit B hereto) (other than the U.S. pledge and perfection of security interests in the pledged stock of U.S.-organized entities (to the extent required under the Senior Secured Facilities Term Sheet) and other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) is not provided on the Closing Date after your use of commercially reasonable efforts to do so, the delivery of such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but shall be required to be delivered after the Closing Date pursuant to arrangements to be mutually agreed).  Those matters that are not covered by or made clear under the provisions of this Commitment Letter are subject to the approval and agreement of the Agents and you; provided that such approvals and agreements shall be in a manner that is consistent with the Term Sheets and customary and appropriate for transactions of this type with affiliates of the Sponsor.  For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Term Sheets relating to corporate existence, power and authority, the execution, delivery and enforceability of the Facilities Documentation, Federal Reserve margin regulations and the Investment Company Act.

You agree (a) to indemnify and hold harmless each of the Commitment Parties, the Lead Arrangers and their respective affiliates and controlling persons (in their capacity as Commitment Parties, affiliates or controlling persons of Commitment Parties, and not as Investors) and the respective officers, directors, employees, agents, members and successors and assigns of each of the foregoing  (each, other than such excluded parties, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter (including the Term Sheets), the Fee Letter, the Transactions, the Facilities or any related transaction or any claim, litigation, investigation or proceeding, actual or threatened, relating to any of the foregoing (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto, and to reimburse each such Indemnified Person upon demand for any reasonable and documented out-of-pocket legal expenses of one firm of counsel for all Indemnified Persons and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case for all Indemnified Parties (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict informs you of such conflict and thereafter, after receipt of your consent (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Indemnified Person) or other reasonable and documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses (i) to the extent they have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, agents or members (but excluding any Investor that is an affiliate of such Indemnified Person in its capacity as such and such related parties to such Investor in such capacity) of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) arising from a material breach of the obligations of such Indemnified Person under this Commitment Letter or the Facilities Documentation or (iii) arising out of, or in connection with, any Proceeding that does not involve an act or omission by you or the Borrower or any of your or their affiliates and to the extent brought by an Indemnified Person against any other Indemnified Person, and (b) to reimburse the Commitment Parties and each Indemnified Person from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including but not limited to expenses of the Agents’ due diligence investigation, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel to the Agents identified in the Term Sheets and of a single local counsel to the Agents in each relevant jurisdiction (subject to actual conflicts), except allocated costs of in-house counsel), in each case incurred in connection with the Facilities and the preparation of this Commitment Letter, the Original Letter (including the fee letter referred to therein), the Fee Letter, the Facilities Documentation and any security arrangements in connection therewith (collectively, the “Expenses”); provided that, except as set forth in the Fee Letter, you shall not be required to reimburse any of the Expenses in the event the Closing Date does not occur.  Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online), except to the extent such damages have resulted from the willful misconduct or gross negligence of such Indemnified

Person or any of its affiliates or controlling persons or any of the officers, directors, employees, agents or members (but excluding any Investor that is an affiliate of such Indemnified Person in its capacity as such and such related parties to such Investor in such capacity) of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) neither you nor any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages in connection with your or its activities related to the Facilities.

You acknowledge that the Agents and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other persons in respect of which you may have conflicting interests regarding the transactions described herein and otherwise.  Neither the Agents nor any of their affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by them of services for other persons, and neither the Agents nor any of their affiliates will furnish any such information to other persons.  You also acknowledge that neither the Agents nor any of their affiliates have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by them from other persons.

As you know, each Agent is a full service securities firm engaged, either directly or through its affiliates, in various activities, including securities trading, commodities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals.  In the ordinary course of these activities, the Agents and their respective affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company and other companies which may be the subject of the arrangements contemplated by this letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities.  Each Agent or its affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, the Company or other companies which may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities trading with any thereof.

The Agents and their respective affiliates may have economic interests that conflict with those of the Company and you.  You agree that the Agents will act under this letter as independent contractors and that nothing in this Commitment Letter or the Fee Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Agents and you and the Company, your and their respective stockholders or your and their respective affiliates.  You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Agents, on the one hand, and you and the Company, on the other, (ii) in connection therewith and with the process leading to such transaction each Agent is acting solely as a principal and not as agents or fiduciaries of you, the Company, your and their management, stockholders, creditors or any other person, (iii) the Agents have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the

Agents or any of their respective affiliates have advised or are currently advising you or the Company on other matters) except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (iv) you have consulted your own legal and financial advisors to the extent you deemed appropriate.  You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto.  You agree that you will not claim that the Agents, in their capacities as such, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to you, in connection with such transaction or the process leading thereto.

This Commitment Letter and the commitments hereunder shall not be assignable by you (other than to the Borrower (including any foreign borrower described in the third paragraph of this Commitment Letter), or to other entities established in connection with the Transactions and controlled by the Sponsor, with all obligations and liabilities of Newco hereunder being assumed by the Borrower or such other entities upon the effectiveness of such assignment) without the prior written consent of the Agents, not to be unreasonably withheld (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons) and is not intended to create a fiduciary relationship among the parties hereto.  Any and all obligations of, and services to be provided by, the Agents hereunder (including, without limitation, its commitments) may be performed and any and all rights of the Agents hereunder may be exercised by or through any of their affiliates or branches; provided that with respect to the commitments, any assignments thereof to an affiliate will not relieve the Commitment Party from any of their obligations hereunder unless and until such affiliate shall have funded the portion of the commitment so assigned.  This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Agents and you.  This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission (i.e. a “pdf’ or “tif”) shall be effective as delivery of a manually executed counterpart hereof.  This commitment letter (including the exhibits hereto) and, together with the Fee Letter dated the date hereof, (i) are the only agreements that have been entered into among the parties hereto with respect to the Facilities and (ii) supersedes all prior understandings, whether written or oral, among us with respect to the Facilities and sets forth the entire understanding of the parties hereto with respect thereto.

THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby in any New York State or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

This Commitment Letter is delivered to you on the understanding that none of the Fee Letter and its terms or substance, or, prior to your acceptance hereof, this Commitment Letter and its terms or substance, or the activities of the Agents pursuant hereto or to the Fee Letter shall be disclosed, directly or indirectly, to any other person or entity (including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to the Sponsor and to your and their officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (b) if the Agents consent to such proposed disclosure or (c) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process or, to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your legal counsel (in which case, to the extent permitted by law, you agree to inform us promptly thereof); provided that (i) you may disclose this Commitment Letter and the contents hereof to the Company and its officers, directors, equity holders, employees, attorneys, accountants and advisors, on a confidential and need-to-know basis, (ii) you may disclose the Commitment Letter and its contents in any proxy or other public filing relating to the Acquisition and in any prospectus or other offering memorandum relating to the Notes, (iii) you may disclose this Commitment Letter, and the contents hereof, to potential Lenders and to rating agencies in connection with obtaining ratings for the Borrower and the Facilities, (iv) you may disclose the fees contained in the Fee Letter as part of a generic disclosure of aggregate sources and uses related to fee amounts to the extent customary or required in marketing materials, any proxy or other public filing or any prospectus or other offering memorandum, (v) to the extent portions thereof have been redacted in a manner to be agreed, you may disclose the Fee Letter and the contents thereof to the Company and its officers, directors, equity holders, employees, attorneys, accountants and advisors, on a confidential and need-to-know basis and (vi) you may disclose this Commitment Letter and the Fee Letter and their respective contents to prospective additional joint lead arrangers and Investors, in each case as contemplated hereby, subject to such prospective additional joint lead arranger or Investor agreeing to be bound by the confidentiality provisions hereof.  You agree that you will permit us to review and approve (such approval not to be unreasonably withheld or delayed) any reference to us or any of our affiliates in connection with the Facilities or the transactions contemplated hereby contained in any press release or similar written public disclosure prior to public release.

The Commitment Parties and their affiliates will use all confidential information provided to them or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent the Commitment Parties from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Commitment Parties, to the extent permitted by applicable law and to the extent practicable, agree to inform you promptly thereof), (b) upon the request or demand of any regulatory authority having jurisdiction over the Commitment Parties or any of their affiliates (in which case the Commitment Parties, to the extent permitted by law, agree to inform you promptly thereof), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Commitment Parties or any of their affiliates or any related parties thereto in violation of any confidentiality obligations owing to you, the Company or any of its subsidiaries (including those set forth in this paragraph), (d) to the extent that such information is received by the Commitment Parties from a third party that is not to the Commitment Parties’ knowledge subject to confidentiality obligations owing to you, the Company or any of its subsidiaries, (e) to the extent that such information is independently developed by the Commitment Parties, (f) to the Commitment Parties’ affiliates and the Commitment Parties’ and such affiliates’ officers, directors, partners, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information, (g) to potential or prospective Lenders, participants or assignees and any direct or indirect contractual counterparties to any swap or derivative transaction relating to any Borrower and its obligations under any Facility, in each case who agree (which agreement may be oral or pursuant to customary syndication practice) to be bound by the terms of this paragraph (or language substantially similar to this paragraph) or (h) for purposes of establishing a “due diligence defense”.  The Commitment Parties’ obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the definitive documentation relating to the Facilities upon the initial funding thereunder.

The reimbursement, compensation (if applicable in accordance with the terms hereof and the Fee Letter), indemnification, confidentiality, jurisdiction, venue, governing law and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether Facilities Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Commitment Parties’ commitments hereunder; provided that your obligations under this Commitment Letter, other than those relating to confidentiality and to the syndication of the Facilities, shall automatically terminate and be superseded by the Facilities Documentation upon the initial funding thereunder (or, in the case any Notes are issued on the Closing Date, upon the initial funding of the Senior Secured Facilities only) and the payment of all amounts owing at such time hereunder and under the Fee Letter, and you shall be released from all liability in connection therewith at such time.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of the Commitment Parties and each other Lender is required to obtain, verify and record information that identifies each Borrower and each Guarantor, which information includes the name, address, tax identification number and other information regarding each Borrower and each Guarantor that will allow any of the Commitment Parties or such Lender to identify such Borrower in accordance with the PATRIOT Act.  This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the Commitment Parties and each Lender.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to the Administrative Agent executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on June 22, 2007.  The Commitment Parties’ respective commitments hereunder and agreements contained herein will expire at such time in the event that the Administrative Agent has not received such executed counterparts in accordance with the immediately preceding sentence.  In the event that the initial borrowing in respect of the Senior Secured Facilities does not occur on or before March 11, 2008, then this Commitment Letter and the commitments and undertakings of each of the Commitment Parties hereunder shall automatically terminate unless each of them shall, in their discretion, agree to an extension.

BY SIGNING THIS COMMITMENT LETTER, EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES AND AGREES THAT (A) BANK OF AMERICA IS OFFERING TO COMMIT TO ITS PORTION OF THE SENIOR SECURED FACILITIES SEPARATE AND APART FROM BANC OF AMERICA BRIDGE’S OFFER TO COMMIT TO ITS PORTION OF THE BRIDGE FACILITIES AND (B) BANC OF AMERICA BRIDGE IS OFFERING TO COMMIT TO ITS PORTION OF THE BRIDGE FACILITIES SEPARATE AND APART FROM BANK OF AMERICA’S OFFER TO COMMIT TO ITS PORTION OF THE SENIOR SECURED FACILITIES.  YOU MAY, AT YOUR OPTION, ELECT TO ACCEPT THIS COMMITMENT LETTER (AND THE APPLICABLE PROVISIONS OF THE FEE LETTER) WITH RESPECT TO EITHER THE SENIOR SECURED FACILITIES OR THE BRIDGE FACILITIES OR BOTH.

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The Commitment Parties are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

BANK OF AMERICA, N.A.

By: /s/ John McCusker

       Name: John McCusker

       Title: Managing Director

BANC OF AMERICA SECURITIES LLC

By: /s/ John McCusker

       Name: John McCusker

       Title: Managing Director

BANC OF AMERICA BRIDGE LLC

By: /s/ John McCusker

       Name: John McCusker

       Title: John McCusker

CREDIT SUISSE, CAYMAN ISLAND BRANCH

By: /s/ Bill O’Daly

       Name: Bill O’Daly

       Title: Director

By: /s/ Mikhail Faybusovich

       Name: Mikhail Faybusovich

       Title: Associate

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ SoVonna Day-Goins

       Name: SoVonna Day-Goins

       Title: Managing Director

GOLDMAN SACHS CREDIT PARTNERS L.P.

By: /s/ Walter Jackson

       Name: Walt Jackson

       Title: Managing Director

BAYERISCHE HYPO- UND VEREINSBANK AG

NEW YORK BRANCH

By: /s/ Gavin Burke

       Name: Gavin Burke

       Title: Managing Director

By: /s/ Hetal Selarka

       Name: Hetal Selarka

       Title: Vice President

 [SIGNATURE PAGE TO COMMITMENT LETTER]

LEHMAN COMMERCIAL PAPER INC.

By: /s/ Jeff Ogden

       Name: Jeff Ogden

       Title: Managing Director

LEHMAN BROTHERS COMMERCIAL BANK

By: /s/ Brian McNany

       Name: Brian McNany

       Title: Authorized Signatory

LEHMAN BROTHERS INC.

By: /s/ Jeff Ogden

       Name: Jeff Ogden

       Title: Managing Director

Accepted and agreed to as of
the date first above written:

KHI MERGER SUB INC.

By: /s/ Brian F. Carroll
        Name: Brian F. Carroll
        Title: President